UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   October 1, 2018

Commission File Number 333-146627

BARON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-0582528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 S. C.M. Allen Parkway
Suite 280
                        San Marcos, TX  78666
(Address of principal executive offices) (Zip Code)

                           (512) 392-5775
Registrant's telephone number, including area code

_____________________________________
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: None
_____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities.

On October 1, 2018, the board of directors of Baron Energy Inc. ("our," "us") authorized the issuance of 209,000 shares of our Series C Preferred stock to our Chairman, President, and CEO, Ronnie L. Steinocher, in lieu of $209,000 of cash compensation, leaving $217,000 owed through July 31, 2018.  The share price used was the Series C Preferred Shares stated value of $1.00 per share.

On October 1, 2018, the board of directors of Baron Energy Inc. ("our," "us") authorized the issuance of 188,100 shares of our Series C Preferred stock to our Executive Vice President and CFO, Lisa P. Hamilton, in lieu of $188,100 of cash compensation, leaving $251,100 owed through July 31, 2018.  The share price used was the Series C Preferred Shares stated value of $1.00 per share.

The shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.  The recipients of our securities are "accredited investors" and they took them for investment purposes without a view to distribution.  Furthermore, they had access to information concerning us and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth under Item 3.02 to this Current Report on Form 8-K is incorporated herein by reference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARON ENERGY INC.

Date: October 2, 2018	By: /s/Ronnie L. Steinocher
Name: Ronnie L. Steinocher Title: President and Chief Executive Officer